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                                                                    EXHIBIT 99.1

          MPOWER ADDS SALES & MARKETING EXECUTIVE TO BOARD OF DIRECTORS

ROCHESTER, NY - MAY 6, 2003 -- Mpower Holding Corporation (NASD OTC: MPOW), the parent company of Mpower Communications Corp., a provider of broadband high-speed Internet access and telephone services to business customers, announced today that telecommunications industry veteran Anthony J. Cassara has joined its Board of Directors.

Cassara has over 23 years of management experience in the telecommunications industry. He is currently the President of Cassara Management Group, Inc., a privately held business counseling practice focused on the telecommunications industry. Prior to founding this firm, Cassara was President of the Carrier Services division at Frontier Corporation and later at Global Crossing. During his 16 years with Frontier and Global Crossing, he held many executive positions in various domestic and international business units.

"We are extremely pleased to have Tony join our Board," stated Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "His expertise in the areas of sales and marketing will be invaluable as Mpower looks ahead to the future and focuses on growth and profitability."

"I'm looking forward to joining the Board of Mpower," said Cassara. "With Mpower being free of long-term debt, having facilities-based product lines and an established management team, I believe it is a company uniquely positioned in the telecom industry."

Concurrent with this announcement, two members of Mpower's management team, Joe Wetzel, President and Chief Operating Officer and Gregg Clevenger, Executive Vice President and Chief Financial Officer, are stepping down from the company's Board of Directors, but will continue in their executive management roles.

With the exception of Huff, each member of Mpower's Board of Directors is now an outside director having no employment relationship with the company. This structure is intended to ensure that the Board is completely impartial in guiding the company's direction.

"We take good corporate governance very seriously. In the spirit of Sarbanes-Oxley and other initiatives which may be proposed by the SEC, we are taking a proactive approach and adopting the best corporate practices with respect to the composition of our Board of Directors," added Huff. "We are pleased with the well-rounded makeup of our new Board and are confident that it will provide exceptional guidance to the management team as we focus on value creation for our shareholders."

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FORWARD-LOOKING STATEMENTS
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, the consummation of the remaining previously announced asset sales, the expected financial and operational improvements from the transactions described herein, market makers independent decisions to create a market in the common stock of the company, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage rapid growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

ABOUT MPOWER HOLDING CORPORATION
Mpower Holding Corporation (NASD OTC: MPOW) is the parent company of Mpower Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.

CONTACTS
Investor Relations Inquiries:               Media Inquiries:
Gregg Clevenger                             Michele Sadwick
Chief Financial Officer                     Vice President
(585) 218-6547                              (585) 218-6542
invest@mpowercom.com                        msadwick@mpowercom.com